Exhibit 99.1

Cray Business Plaza 100 Commercial St., P.O. Box 130 Atchison, Kansas 66002-0130 913.367.1480 • 913.367.0192 (fax) www.mgpingredients.com	NEWS RELEASE

Contact: Marta Myers at 913-360-5232

For Immediate Release

MGP Ingredients, Inc. Schedules Fiscal 2008 Third Quarter

Financial Release Date, Conference Call

ATCHISON, Kan., April 25, 2008 – MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2008 third quarter financial results prior to the market’s opening on Thursday, May 8, to be followed by an investor conference call that day at 10 a.m. central time.

The conference call will be led by Tim Newkirk, president and chief executive officer, and Robert Zonneveld, vice president and chief financial officer. They will review the company’s third quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (877) 375-5164 domestically, or 973-935-2044 internationally by 9:50 a.m. central time on May 8.  The conference identification number for entering the call is 45098525.  Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products, including specialty wheat proteins and starches and food grade and fuel grade alcohol. The company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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